Exhibit 4.1E

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of April 8, 2009 (this “Supplemental Indenture” or “Guarantee”), among Cellu Paper Holdings, Inc., a Delaware corporation (“Holdings” or the “Guarantor”), Cellu Tissue Holdings, Inc. (together with its successors and assigns, the “Company”), each then existing Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (“Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 12, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9¾% Senior Secured Notes due 2010 of the Company (the “Securities”);

WHEREAS, Section 3.12 of the Indenture provides that after the Issue Date the Company is required to cause each Restricted Subsidiary (other than a Foreign Subsidiary that does not Guarantee any Indebtedness of the Company or any Restricted Subsidiary) created or acquired by the Company or one or more Restricted Subsidiaries or Holdings, in the event that Holdings Guarantees any Indebtedness of the Company or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary (or Holdings, if applicable) will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a secured basis;

WHEREAS, on June 12, 2006 Holdings became a guarantor of certain of the Company’s Indebtedness;

WHEREAS, the Company and Holdings, by executing and delivering this Supplemental Indenture and other documentation required under the Indenture in connection with adding Holdings as a guarantor, will be in compliance with the requirements of Section 3.12 as such provision applies to Holdings;

WHEREAS, pursuant to Section 9.1(4) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

WHEREAS, each of the Company and Holdings has duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein; and

WHEREAS, each of the Company and Holdings has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and to give effect to the amendments described herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Holdings, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.

The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1  Agreement to be Bound.  Holdings hereby becomes a party to the Indenture and agrees to be bound by the applicable provisions of the Indenture (as if it were a Subsidiary Guarantor).  Holdings agrees to become a party to and be bound by all of the provisions of the Collateral Documents and the Intercreditor Agreement applicable to a Grantor (as defined in the Collateral Documents).  Holdings further agrees to perform all of the applicable obligations and agreements contained in the Indenture (as if it were a Subsidiary Guarantor) and all of the obligations and agreements of a Grantor under the Collateral Documents and the Intercreditor Agreement for so long as Holdings guarantees any Indebtedness of the Company or any Restricted Subsidiary.

SECTION 2.2   Guarantee.  Holdings agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations on a senior secured basis.

ARTICLE III

Miscellaneous

SECTION 3.1   Notices.  All notices and other communications to Holdings shall be given as provided in the Indenture to Holdings, at the address set forth in the Indenture for notices to the Company, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2   Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3   Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4   Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.6   Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7   Headings.  The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8  Trustee Makes No Representation.  The recitals and statements contained herein are made by the Company and Holdings and not by the Trustee, and the Trustee assumes no responsibility for the recitals, the statements, factual or otherwise, or the effect or correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Fourth Supplemental Indenture.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CELLU PAPER HOLDINGS, INC., as Guarantor

By:	/s/ W. Edwin Litton
	Name:	W. Edwin Litton
	Title:	General Counsel, Senior Vice President, Human Resources and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Vaneta Bernard
	Name:	Vaneta Bernard
	Title:	Vice President

CELLU TISSUE HOLDINGS, INC.

By:	/s/ W. Edwin Litton
	Name:	W. Edwin Litton
	Title:	General Counsel, Senior Vice President, Human Resources and Secretary

CELLU TISSUE CORPORATION — NATURAL DAM
CELLU TISSUE CORPORATION — NEENAH
CELLU TISSUE LLC
CELLU TISSUE-CITYFOREST LLC
CELLU TISSUE-LONG ISLAND, LLC
CELLU TISSUE-THOMASTON, LLC
INTERLAKE ACQUISITION CORPORATION LIMITED
MENOMINEE ACQUISITION CORPORATION
VAN PAPER COMPANY
VAN TIMBER COMPANY

By:	/s/ W. Edwin Litton
	Name:	W. Edwin Litton
	Title:	General Counsel, Senior Vice President, Human Resources and Secretary

COASTAL PAPER COMPANY

By:	Van Paper Company, its managing partner

By:	/s/ W. Edwin Litton
	Name:	W. Edwin Litton
	Title:	General Counsel, Senior Vice President, Human Resources and Secretary